EXHIBIT 10.2
CIM Commercial Trust Corporation
Public Offering of Subscription Rights
Dated as of June 1, 2021
B. Riley Securities, Inc.
as Dealer Manager
299 Park Avenue, 21st Floor
New York, New York 10171
Ladies and Gentlemen:
This agreement is being delivered to you in connection with the proposed Dealer Manager Agreement (the "Dealer Manager Agreement") among CIM Commercial Trust Corporation, a Maryland corporation (the "Company"), CIM Capital, LLC, a Delaware limited liability company (the "Operator"), and CIM Service Provider, LLC, a Delaware limited liability company (the "Administrator"), and B. Riley Securities, Inc. in its capacity as the U.S. dealer manager for the Company (the "Dealer Manager"), relating to a proposed offering (the "Rights Offering") of subscription rights (the "Rights") to subscribe for and purchase, at the election of the holders of the Rights, shares of the Company's common stock (the "Common Stock").
In order to induce the Dealer Manager to enter into the Dealer Manager Agreement, and in light of the benefits that the Rights Offering will confer upon the undersigned in its capacity as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Dealer Manager that, for 45 days after the date on which the final prospectus supplement in respect of the Rights Offering is filed or the record date of the Rights Offering, whichever occurs first (such period, the "Lock-Up Period"), the undersigned will not, without the prior written consent of the Dealer Manager, directly or indirectly, sell or transfer any shares of Common Stock.
The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of any shares of Common Stock, and (ii) the Company may, with respect to any Common Stock, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
Notwithstanding anything herein to the contrary, if for any reason (i) the Dealer Manager Agreement is not executed by the parties thereto prior to June 30, 2021, (ii) the Dealer Manager Agreement (other than the provisions thereof that survive termination) is terminated prior to settlement of the Common Stock to be subscribed and sold thereunder or (iii) the Company notifies the Dealer Manager in writing prior to the execution of the Dealer Manager Agreement that the Company does not intend to proceed with the Rights Offering, this agreement shall automatically terminate and become null and void.
The undersigned acknowledges and agrees that whether or not the Rights Offering actually occurs depends on a number of factors, including market conditions.
THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.
Yours very truly,
CIM URBAN SPONSOR, LLC
By: /s/ David Thompson
Name:     David Thompson
Title:    Vice President